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                                                                    EXHIBIT 99.1

PROXY

                              VERSANT CORPORATION
                             6539 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Nick Ordon and Lee McGrath, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the capital stock of Versant Corporation ("Versant") held of record by the undersigned on January 20, 2004 at the special meeting of stockholders of Versant to be held on March 17, 2004, and at any adjournment or postponement thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the Versant special meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE ON THE PROXY, THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH BELOW AND IN ACCORDANCE WITH THE JUDGMENT AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXYHOLDERS HEREIN ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE VERSANT SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

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  SEE    CONTINUED AND TO BE SIGNED AND DATED    SEE
REVERSE            ON REVERSE SIDE             REVERSE
 SIDE                                           SIDE
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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE     PLEASE
             FOR EACH OF THE PROPOSAL'S BELOW.                MARK VOTES   [X]
                                                              AS IN THIS
                                                               EXAMPLE.
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
1.   To approve and adopt (i) the Agreement and Plan of Merger,       FOR     AGAINST   ABSTAIN
     as amended (the "MERGER AGREEMENT") dated as of September        [ ]       [ ]       [ ]
     27, 2003, as amended, among Versant, Poet Holdings, Inc., a
     Delaware corporation ("POET"), and Puma Acquisition, Inc., a
     Delaware corporation that is a wholly owned subsidiary of
     Versant ("MERGER SUB"), (ii) the merger of Merger Sub with and into Poet to be accomplished pursuant to the terms of
     the merger agreement (the "MERGER") and (iii) the issuance of shares of Versant's common stock and options to purchase
     Versant's common stock to Poet's stockholders and option
     holders, respectively, pursuant to the merger agreement and the merger.

2.   Proposals to amend Versant's articles of incorporation as
     follows:
     (a)  To increase the number of authorized shares of              [ ]       [ ]       [ ]
     Versant's common stock from 45,000,000 to 75,000,000 shares.
     (b)  To increase the conversion rate of Versant's Series A     [ ]       [ ]       [ ]
     preferred stock.
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
     To)cause all outstanding shares of Versant Series A preferred stock     [ ]       [ ]       [ ]
     to be automatically converted into Versant common stock
     immediately after the effectiveness of the merger.
     (d)  To provide that the merger will not trigger the liquidation        [ ]       [ ]       [ ]
          preference rights of Versant's Series A preferred stock.
     (e)  To provide that, for a period of 12 months immediately after       [ ]       [ ]       [ ]
     the effective time of the merger, certain corporate actions must be approved by at least 80% of the members of Versant's board of directors then in office.
     (f)  To provide that, for a period of 12 months immediately after       [ ]       [ ]       [ ]
     the effective time of the merger, there can be no amendment of the provisions described in proposal No. 2(e) above unless such amendment is approved by at least 80% of the members of
          Versant's board of directors then in office.

3.   To grant discretionary authority to adjourn the Versant special         [ ]       [ ]       [ ]
     meeting to a date not later than March 31, 2004 in order to enable
     Versant to solicit additional proxies in favor of each of the above proposals in connection with the merger.

                                                                               MARK HERE FOR     [ ]
                                                                              ADDRESS CHANGE
                                                                             AND NOTE BELOW.
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     It is a condition to Poet's and Versant's obligations to consummate the merger that the proposed amendment and restatement of Versant's articles of incorporation be approved by Versant's stockholders and made effective by the time of the merger. CONSEQUENTLY, IF YOU WISH TO APPROVE THE MERGER, PLEASE BE
SURE TO VOTE "FOR" PROPOSAL 1 REGARDING THE MERGER PROPOSAL AND "FOR" EACH OF
PROPOSALS 2(A) THROUGH 2(F) REGARDING THE PROPOSED AMENDMENTS TO VERSANT'S
ARTICLES OF INCORPORATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE VERSANT SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE VERSANT SPECIAL MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

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
Printed Name:                   Signature:                      Date:
-------------------             -------------------------       ---------------,
                                                                2004
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